UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 17, 2013

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STEELCASE INC.
(Exact name of registrant as specified in its charter)

Michigan	1-13873	38-0819050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer identification number)

901 44th Street SE
Grand Rapids, Michigan		49508
(Address or principal executive offices)		(Zip code)

Registrant's telephone number, including area code: (616) 247-2710

None
(Former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05 Costs Associated with Exit or Disposal Activities.

Steelcase Inc. (the “Company”) announced today two actions intended to safeguard its global competitiveness through changes in its EMEA manufacturing footprint. The Company has initiated procedures with the applicable works councils regarding the closure of a manufacturing facility in Germany. In connection with this project, the Company expects to incur approximately $20 to $25 million of cash restructuring costs, with approximately $15 to $20 million relating to workforce reductions and approximately $5 million relating to manufacturing consolidation and production moves.  The amount of restructuring costs expected to be incurred in fiscal year 2014 for this project are immaterial, with the majority of costs associated with this project expected to be incurred in fiscal year 2015.   In addition, the Company anticipates it will incur approximately $5 to $10 million of costs associated with labor inefficiencies over the next eighteen months as a result of the manufacturing consolidation and production moves.

The Company also announced an investment to establish a new manufacturing location in the Czech Republic.  The Company expects to make capital investments in this facility of approximately $25 million, with initial investments expected to be approximately $10 to $15 million during the third and fourth quarters of fiscal year 2014.  These amounts are incremental to the Company’s previous estimates of capital expenditures for fiscal year 2014.

The Company anticipates annualized savings from these actions will be approximately $10 million when fully implemented by the end of fiscal year 2016.

The economic environment in Western Europe remains challenging, impacting the demand for the Company’s products in the EMEA segment.  The actions being announced today, in addition to previously announced actions, are part of the Company’s on-going multi-year EMEA strategy to improve revenue and the fitness of its business model.  The Company anticipates the EMEA segment will continue to report adjusted operating losses until the benefits of the multi-year EMEA strategy are more fully realized and the overall economic environment in Western Europe improves.

From time to time, in written and oral statements, we discuss our expectations regarding future events and our plans and objectives for future operations. These forward-looking statements generally are accompanied by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “possible,” “potential,” “predict,” “project,” or other similar words, phrases or expressions. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to vary from our expectations because of factors such as, but not limited to, competitive and general economic conditions domestically and internationally; acts of terrorism, war, governmental action, natural disasters and other Force Majeure events; changes in the legal and regulatory environment; our restructuring activities; changes in raw materials and commodity costs; currency fluctuations; changes in customer demand; and the other risks and contingencies detailed in this Report, our most recent Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission. We undertake no obligation to update, amend, or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

STEELCASE INC.

By:	/s/ Mark T. Mossing
Mark T. Mossing Corporate Controller and Chief Accounting Officer (Duly Authorized Officer and Principal Financial Officer)
Date: October 17, 2013